Exhibit 99.1

DPW Holdings, Inc. Announces One-for-Twenty Reverse Stock Split

Newport Beach, CA, March 14, 2019 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW” or the “Company”) announced that its Board of Directors has approved a one-for-twenty reverse stock split of its Class A common stock (“Common Stock”) that will be effective in the State of Delaware on March 14, 2019. Beginning with the opening of trading on March 15, 2019, the Company’s Common Stock will trade on the NYSE American on a split-adjusted basis under a new CUSIP number 26140E 501.

At the Company’s Special Meeting of Stockholders held at 12:00 pm Eastern Time today, the Company’s stockholders approved a proposal authorizing the Company’s Board of Directors to effect a reverse stock split by a whole number ratio of not less than one-for-four and not more than one-for-twenty at any time prior to March 14, 2020, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion. The Company reported that 72,253,978 favorable votes were cast, representing nearly 64.0% of the Company’s outstanding shares eligible to vote as of the record date.

Subsequently, upon approval by the Board of Directors, the Company filed a certificate of amendment to the Company’s Certificate of Incorporation, effectuating the one-for-twenty reverse stock split, with the Secretary of State of the State of Delaware on March 14, 2019.

The reverse stock split affects all issued and outstanding shares of the Company’s Common Stock, as well as the number of shares of Common Stock available for issuance under the Company’s equity incentive plans. In addition, the reverse stock split reduces the number of shares of Common Stock issuable upon the exercise of stock options or warrants outstanding immediately prior to the reverse split. The par value of the Company’s Common Stock will remain unchanged at $0.001 per share after the reverse stock split. The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split results in some stockholders owning a fractional share as described below.

The reverse stock split will reduce the number of shares of Common Stock issued and outstanding from approximately 125,080,765 to approximately 6,254,038. The authorized number of shares of Common Stock will remain at 500 million.

No fractional shares will be issued in connection with the reverse split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment.

Computershare Trust Company, N.A. (“Computershare”), is acting as the exchange agent and transfer agent for the reverse stock split. Computershare will provide instructions to stockholders with physical certificates regarding the optional process for exchanging their pre-split stock certificates for post-split stock certificates and receiving payment for any fractional shares. Additional information regarding the reverse stock split can be found in Amendment No. 1 to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on February 12, 2019.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies that hold global potential. Through its wholly owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, crypto-mining, and textiles. In addition, the Company owns a select portfolio of commercial hospitality properties and extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

Mary Magnani and Kirsten Chapman, LHA Investor Relations, 415.433.3777, dpwholdings@lhai.com